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                                                             Exhibit 21
                           CERIDIAN CORPORATION

                               SUBSIDIARIES

                             DECEMBER 31, 1996


                                                         State or
                                                         Other Jurisdiction
                                                         of Incorporation

CD Plus S.A.                                             France
Ceridian Holdings U.K. Limited                           United Kingdom
    Centre-file Limited (f/k/a Datacarrer Limited)       United Kingdom
Comdata Holdings Corporation                             Delaware
    Comdata Network, Inc.                                Maryland
       Cashcall Systems, Inc.                            Canada
       Comdata Telecommunications Services, Inc.         Delaware
       Permicom Permits Services, Inc.                   Canada
       Trendar Corporation                               Tennessee
Computing Devices Canada Ltd.                            Canada
    Computing Devices Company Limited (Hastings)         United Kingdom
Computing Devices International Satellite Services, Inc. Delaware
EAS Technologies Inc.                                    Delaware
Employee Assistance Associates, Inc.                     Michigan
Minidata Services, Inc.                                  New Jersey
Paragon Imaging, Inc.                                    Florida
Partnership Group, Inc., The                             Pennsylvania
Resource Management Software Corporation                 Washington
Resumix, Inc.                                            California
Scarborough Research (General Partnership)               Delaware
Tesseract Corporation                                    California
User Technology Services Inc.                            New York
Washington Consulting Services & Technologies, Inc.      Washington



Certain subsidiaries, which in the aggregate would not constitute a significant subsidiary, are omitted from this listing.